Exhibit 32.2

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, David M. Khani, Chief Financial Officer (principal financial officer) of CONSOL Coal Resources GP LLC, the general partner of CONSOL Coal Resources LP (the “Registrant”), certify that to my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2018, of the Registrant (the “Report”):

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 8, 2019

/s/ David M. Khani
David M. Khani

Chief Financial Officer of CONSOL Coal Resources GP LLC, the general partner of the Registrant
(Principal Financial Officer)